EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 2, 2002 relating to the financial statements and financial statement schedules, which appears in Electronic Clearing House Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.





PricewaterhouseCoopers LLP


Los Angeles, California
November 6, 2003